Exhibit 99.2

RISK FACTORS

Risks Related to Our Business

Penn National Gaming, Inc. (“we,” “us,” “our”) faces significant competition from other gaming and entertainment operations.

The gaming industry is characterized by a high degree of competition among a large number of participants, including riverboat casinos, dockside casinos, land-based casinos, video lottery, sweepstakes and poker machines not located in casinos, Native American gaming and other forms of gaming in the U.S. Furthermore, competition from internet lotteries and other internet wagering gaming services, which allow their customers to wager on a wide variety of sporting events and play Las Vegas-style casino games from home, could divert customers from our properties and thus adversely affect our business. Such internet wagering services are often illegal under federal law but operate from overseas locations, and are nevertheless sometimes accessible to domestic gamblers. Currently, there are proposals that would legalize internet poker and other varieties of internet gaming in a number of states and at the federal level. Several states, including Nevada, New Jersey and Delaware, have already enacted legislation authorizing intrastate internet gaming.

In a broader sense, our gaming operations face competition from all manner of leisure and entertainment activities, including: shopping; high school, collegiate and professional athletic events; television and movies; concerts; and travel. Legalized gaming is currently permitted in various forms throughout the U.S., in several Canadian provinces and on various lands taken into trust for the benefit of certain Native Americans in the U.S. and Canada. Other jurisdictions, including states adjacent to states in which we currently have facilities (such as in Ohio and Maryland), have recently legalized and implemented gaming. In addition, established gaming jurisdictions could award additional gaming licenses or permit the expansion or relocation of existing gaming operations. New, relocated or expanded operations by other persons could increase competition for our gaming operations and could have a material adverse impact on us.

Gaming competition is intense in most of the markets where we operate. Recently, there has been additional significant competition in our markets as a result of the upgrading or expansion of facilities by existing market participants, the entrance of new gaming participants into a market or legislative changes. As competing properties and new markets are opened our operating results may be negatively impacted. For example, the new $400 million Horseshoe Casino which opened in February 2013 in Cincinnati, Ohio competes in the same market as our Lawrenceburg property; there is increased competition to our Charles Town property from the opening of the casino complex at the Arundel Mills mall in Anne Arundel, Maryland in June 2012 and its addition of table games in the spring of 2013 and poker tables in August 2013; the expected opening of a casino in Baltimore, Maryland is anticipated to compete with our Hollywood Casino at Charles Town Races; and a casino that opened in July 2011 in Des Plaines, Illinois negatively impacted our Hollywood Casino Aurora and Hollywood Casino Joliet properties. In addition, some of our direct competitors in certain markets may have superior facilities and/or operating conditions. We expect each existing or future market in which we participate to be highly competitive.

We may face disruption and other difficulties in integrating and managing facilities we have recently developed or acquired, or may develop or acquire in the future.

We expect to continue pursuing expansion opportunities, and we regularly evaluate opportunities for acquisition and development of new properties, which evaluations may include discussions and the review of confidential information after the execution of nondisclosure agreements with potential acquisition candidates, some of which may be potentially significant in relation to our size.

We could face significant challenges in managing and integrating our expanded or combined operations and any other properties we may develop or acquire, particularly in new competitive markets. The integration of properties we may develop or acquire will require the dedication of management resources that may temporarily divert attention from our day-to-day business. The process of integrating properties that we may acquire also could interrupt the activities of those businesses, which could have a material adverse effect on our business, financial condition and results of operations. In addition, the development of new properties may involve construction, local opposition, regulatory, legal and competitive risks as well as the risks attendant to partnership deals on these development opportunities. In particular, in projects where we team up with a joint venture partner, if we cannot reach agreement with such partners, or our relationships otherwise deteriorate, we could face significant increased costs and delays. Local opposition can delay or increase the anticipated cost of a project. Finally, given the competitive nature of these types of limited license opportunities, litigation is possible.

Management of new properties, especially in new geographic areas, may require that we increase our management resources. We cannot assure you that we will be able to manage the combined operations effectively or realize any of the anticipated benefits of our acquisitions. We also cannot assure you that if acquisitions are completed, that the acquired businesses will generate returns consistent with our expectations.

Our ability to achieve our objectives in connection with any acquisition we may consummate may be highly dependent on, among other things, our ability to retain the senior level property management teams of such acquisition candidates. If, for any reason, we are unable to retain these management teams following such acquisitions or if we fail to attract new capable executives, our operations after consummation of such acquisitions could be materially adversely affected.

The occurrence of some or all of the above described events could have a material adverse effect on our business, financial condition and results of operations.

We may face risks related to our ability to receive regulatory approvals required to complete, or other delays or impediments to completing certain of our acquisitions.

Our growth is fueled, in part, by the acquisition of existing gaming, racing, and development properties. In addition to standard closing conditions, our acquisitions are often conditioned on the receipt of regulatory approvals and other hurdles that create uncertainty and could increase costs. Such delays could significantly reduce the benefits to us of such acquisitions and could have a material adverse effect on our business, financial condition and results of operations.

We face a number of challenges prior to opening new or upgraded gaming facilities.

No assurance can be given that, when we endeavor to open new or upgraded gaming facilities, the expected timetables for opening such facilities will be met in light of the uncertainties inherent in the development of the regulatory framework, construction, the licensing process, legislative action and litigation. Delays in opening new or upgraded facilities could lead to increased costs and delays in receiving anticipated revenues with respect to such facilities and could have a material adverse effect on our business, financial condition and results of operations.

After the Spin-Off we will lease a substantial number of our properties and financial, operational, regulatory or other potential challenges of our lessor may adversely impair our operations.

Following our separation of the majority of our operating assets and real property assets into two separate publicly traded companies through a tax-free spin-off of our real estate assets to the holders of our common stock (the “Spin-Off”), we will lease a substantial number of the properties that we operate and manage from Gaming and Leisure Properties, Inc. (“GLPI”) under a master lease agreement (the “Master Lease”).  If GLPI has financial, operational, regulatory or other challenges there can be no assurance that GLPI will be able to comply with its obligations under its agreements with us.  Failure on the part of GLPI to fulfill its commitments could have a material adverse effect on our business, financial condition and results of operations.

After the Spin-Off we will be required to pay a significant portion of our cash flows as rent under the Master Lease, which could adversely affect our ability to fund our operations and growth and limit our ability to react to competitive and economic changes.

We expect to pay more than half of our cash flow from operations to GLPI pursuant to and subject to the terms and conditions of the Master Lease.  As a result, our ability to fund our own operations, raise capital, make acquisitions and otherwise respond to competitive and economic changes may be adversely affected.  For example, our obligations under the Master Lease may:

•                  make it more difficult for us to satisfy our obligations with respect to our indebtedness and to obtain additional indebtedness;

•                  increase our vulnerability to general adverse economic and industry conditions or a downturn in our business;

•                  require us to dedicate a substantial portion of our cash flow from operations to making rent payments, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•                  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•                  restrict our ability to make acquisitions, divestitures and engage in other significant transactions.

Any of the above listed factors could have a material adverse effect on our business, financial condition and results of operations.

After the Spin-Off, substantially all of our gaming and racing facilities will be leased and could experience risks associated with leased property, including risks relating to lease termination, lease extensions, charges and our relationship with the lessor, which could have a material adverse effect on our business, financial position or results of operations.

Upon completion of the Spin-Off, we will lease 19 of the gaming and racing facilities we operate pursuant to the Master Lease (including two properties under development in Dayton, Ohio and Mahoning Valley, Ohio). The Master Lease will provide that the lessor may terminate the lease for a number of reasons, including, subject to applicable cure periods, the default in any payment of rent, taxes or other payment obligations or the breach of any other covenant or agreement in the lease. Termination of the Master Lease could result in a default under our debt agreements and could have a material adverse effect on our business, financial position or results of operations. Moreover, since as a lessee we will not completely control the land and improvements underlying our operations, GLPI as lessor could take certain actions to disrupt our rights in the facilities leased under the Master Lease which are beyond our control. If GLPI chose to disrupt our use either permanently or for a significant period of time, then the value of our assets could be impaired and our business and operations could be adversely affected. There can also be no assurance that we will be able to comply with our obligations under the Master Lease in the future.

The Master Lease is commonly known as a triple-net lease. Accordingly, in addition to rent, we will be required to pay the following, among other things: (1) all facility maintenance, (2) all insurance required in connection with the leased properties and the business conducted on the leased properties, (3) taxes levied on or with respect to the leased properties (other than taxes on the income of the lessor) and (4) all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. We will be responsible for incurring the costs described in the preceding sentence notwithstanding the fact that many of the benefits received in exchange for such costs shall in part accrue to GLPI as owner of the associated facilities.  In addition, if some of our leased facilities should prove to be unprofitable, we could remain obligated for lease payments and other obligations under the Master Lease even if we decided to withdraw from those locations. We could incur special charges relating to the closing of such facilities including lease termination costs, impairment charges and other special charges that would reduce our net income and could have a material adverse effect on our business, financial condition and results of operations.

We may face reductions in discretionary consumer spending as a result of an economic downturn.

Our net revenues are highly dependent upon the volume and spending levels of customers at properties we manage and as such our business has been adversely impacted by economic downturns. Decreases in discretionary consumer spending brought about by weakened general economic conditions such as, but not limited to, high unemployment levels, higher income taxes, low levels of consumer confidence, weakness in the housing market and increased stock market volatility may negatively impact our revenues and operating cash flow.

We are or may become involved in legal proceedings that, if adversely adjudicated or settled, could impact our financial condition.

From time to time, we are defendants in various lawsuits relating to matters incidental to our business. The nature of our business subjects us to the risk of lawsuits filed by customers, past and present employees, competitors, business partners and others in the ordinary course of business. As with all litigation, no assurance can be provided as to the outcome of these matters and, in general, litigation can be expensive and time consuming. We may not be successful in these lawsuits, which could result in settlements or damages that could significantly impact our business, financial condition and results of operations.

We face extensive regulation from gaming and other regulatory authorities.

Licensing requirements.  As managers of gaming and pari-mutuel wagering facilities, we are subject to extensive state, local and, in Canada, provincial regulation. State, local and provincial authorities require us and our subsidiaries to demonstrate suitability to obtain and retain various licenses and require that we have registrations, permits and approvals to conduct gaming operations. These regulatory authorities have broad discretion, and may, for any reason set forth in the applicable legislation, rules and regulations, limit, condition, suspend, fail to renew or revoke a license or registration to conduct gaming operations or prevent us from owning the securities of any of our gaming subsidiaries or prevent another person from owning an equity interest in us. Like all gaming operators in the jurisdictions in which we operate, we must periodically apply to renew our gaming licenses or registrations and have the suitability of certain of our directors, officers and employees approved. We cannot assure you that we will be able to obtain such renewals or approvals. Regulatory authorities have input into our operations, for instance, hours of operation, location or relocation of a facility, and numbers and types of machines. Regulators may also levy substantial fines against or seize our assets or the assets of our subsidiaries or the people involved in violating gaming laws or regulations. Any of these events could have a material adverse effect on our business, financial condition and results of operations.

We have demonstrated suitability to obtain and have obtained all governmental licenses, registrations, permits and approvals necessary for us to operate our existing gaming and pari-mutuel facilities. We cannot assure you that we will be able to retain them or demonstrate suitability to obtain any new licenses, registrations, permits or approvals. In addition, the loss of a license in one jurisdiction could trigger the loss of a license or affect our eligibility for a license in another jurisdiction. As we expand our gaming operations in our existing jurisdictions or to new areas, we may have to meet additional suitability requirements and obtain additional licenses, registrations, permits and approvals from gaming authorities in these jurisdictions. The approval process can be time-consuming and costly and we cannot be sure that we will be successful.

Gaming authorities in the U.S. generally can require that any beneficial owner of our securities file an application for a finding of suitability. If a gaming authority requires a record or beneficial owner of our securities to file a suitability application, the owner must generally apply for a finding of suitability within 30 days or at an earlier time prescribed by the gaming authority. The gaming authority has the power to investigate such an owner’s suitability and the owner must pay all costs of the investigation. If the owner is found unsuitable, then the owner may be required by law to dispose of our securities.

Potential changes in legislation and regulation of our operations.  Regulations governing the conduct of gaming activities and the obligations of gaming companies in any jurisdiction in which we have or in the future may have gaming operations are subject to change and could impose additional operating, financial or other burdens on the way we conduct our business.

Moreover, legislation to prohibit, limit or add burdens to our business may be introduced in the future in states where gaming has been legalized. In addition, from time to time, legislators and special interest groups have proposed legislation that would expand, restrict or prevent gaming operations or which may otherwise adversely impact our operations in the jurisdictions in which we operate. Any expansion of gaming or restriction on or prohibition of our gaming operations or enactment of other adverse regulatory changes could have a material adverse effect on our operating results. For example, in October 2005, the Illinois House of Representatives voted to approve proposed legislation that would eliminate riverboat gambling. If the Illinois Senate had passed that bill, our business would have been materially impacted. Illinois also passed the Smoke Free Illinois Act which became effective January 1, 2008, and bans smoking in nearly all public places, including bars, restaurants, work places, schools and casinos. The Act also bans smoking within 15 feet of any entrance, window or air intake area of these public places. This smoking ban has adversely affected revenues and operating results at our Illinois properties. In Pennsylvania, we are currently permitted to allow smoking on only up to 50% of the gaming floor of our Grantville facility and smoking is banned in all other indoor areas.  Additionally, on July 1, 2012, a state statute in Indiana became effective that imposes a state wide smoking ban in specified businesses, buildings, public places and other articulated locations. The statute specifically exempts riverboat casinos, and all other gaming facilities in Indiana, from the smoking ban. However, the statute allows local government to enact a more restrictive smoking ban than the state statute and also leaves in place any more restrictive local legislation that exists as of the effective date of the statute.  To date, our facility in Lawrenceburg, Indiana is not subject to any such local legislation.  If additional smoking bans are enacted within jurisdictions where we operate or seek to do business, our business could be adversely affected.

Taxation and fees.  We believe that the prospect of significant revenue is one of the primary reasons that jurisdictions permit legalized gaming. As a result, gaming companies are typically subject to significant revenue based taxes and fees in addition to normal federal, state, local and provincial income taxes, and such taxes and fees are subject to increase at any time. We pay substantial taxes and fees with respect to our operations. From time to time, federal, state, local and provincial legislators and officials have proposed changes in tax laws, or in the administration of such laws, affecting the gaming industry. In addition, worsening economic conditions could intensify the efforts of state and local governments to raise revenues through increases in gaming taxes and/or property taxes. It is not possible to determine with certainty the likelihood of changes in tax laws or in the administration of such laws. Such changes, if adopted, could have a material adverse effect on our business, financial condition and results of operations. The large number of state and local governments with significant current or projected budget deficits makes it more likely that those governments that currently permit gaming will seek to fund such deficits with new or increased gaming taxes and/or property taxes, and worsening economic conditions could intensify those efforts. Any material increase, or the adoption of additional taxes or fees, could have a material adverse effect on our future financial results.

Compliance with other laws.  We are also subject to a variety of other rules and regulations, including zoning, environmental, construction and land-use laws and regulations governing the serving of alcoholic beverages. If we are not in compliance with these laws, it could have a material adverse effect on our business, financial condition and results of operations.

We have two properties that each generates approximately 10% or more of our net revenues.

For the six month period ended June 30, 2013, we had two facilities — one in Charles Town, West Virginia and one in Grantville, Pennsylvania — that each generated approximately 10% or more  of our net revenues. Our ability to meet our operating and debt service requirements is dependent, in part, upon the continued success of these facilities. The operations at these facilities and any of our other facilities could be adversely affected by numerous factors, including those described in these “Risk Factors” as well as more specifically those described below:

•                  risks related to local and regional economic and competitive conditions, such as a decline in the number of visitors to a facility, a downturn in the overall economy in the market, a decrease in consumer spending on gaming activities in the market or an increase in competition within and outside the state in which each property is located (for example, the effect on our Charles Town and, to a lesser extent, Grantville casinos due to the casino complex at the Arundel Mills mall in Anne Arundel, Maryland which opened on June 6, 2012 and added table games in the spring of 2013 and poker tables on August 28, 2013, and the expected opening of a casino in Baltimore, Maryland);

•                  changes in local and state governmental laws and regulations (including changes in laws and regulations affecting gaming operations and taxes) applicable to a facility;

•                  impeded access to a facility due to weather, road construction or closures of primary access routes;

•                  work stoppages, organizing drives and other labor problems as well as issues arising in connection with agreements with horsemen and pari-mutuel clerks; and

•                  the occurrence of floods and other natural disasters.

We depend on our key personnel.

We are highly dependent on the services of our executive management team and other members of our senior management team, which will be experiencing turnover in connection with (and conditioned upon the completion of) the Spin-Off, including the resignation of Peter M. Carlino from his position as our Chief Executive Officer and the resignation of William J. Clifford from his position as our Chief Financial Officer. Our ability to attract and retain key personnel is affected by the competitiveness of our compensation packages and the other terms and conditions of employment, our continued ability to compete effectively against other gaming companies and our growth prospects. The loss of the services of any members of our senior management team could have a material adverse effect on our business, financial condition and results of operations.

After the Spin-Off, it is unclear what impact our new business structure, which has no precedent within the gaming industry, will have on our key business relationships and our ability to compete with other gaming operators.

Immediately following the Spin-Off, we will be the first and only gaming operator that leases the majority of its properties from a single lessor under a master lease arrangement. As a result, it is difficult to predict whether and to what extent our relationship with GLPI, including any actual or perceived conflicts of interest on the part of our overlapping directors, will affect our relationships with suppliers, customers, regulators and our ability to compete with other gaming operators that are not subject to a master lease arrangement with a single lessor.

The availability and cost of financing could have an adverse effect on business.

We intend to finance some of our current and future expansion, development and renovation projects and acquisitions with cash flow from operations, borrowings under our new credit facilities and equity or debt financings. In connection with the Spin-Off, we expect to enter into approximately $1,550 million of new debt financing, which we expect will include a 5-year senior secured revolving credit facility with a borrowing capacity of $500 million, a 5-year $500 million senior secured term loan A facility, a 7-year $250 million senior secured term loan B facility and $300 million in other unsecured debt financing. In addition, following the Spin-Off, we may also be required, in the case of certain expansion projects, or may choose, in the case of other development projects, to utilize financing offered by GLPI for such purposes.  Depending on the state of the credit markets, if we are unable to finance our current or future projects, we could have to seek alternative financing, such as through selling assets, restructuring debt (including the new credit facilities), increasing our reliance on equity financing or seeking additional joint venture partners. Depending on credit market conditions, alternative sources of funds may not be sufficient to finance our expansion, development and/or renovation, or such other financing may not be available on acceptable terms, in a timely manner or at all. In addition, our existing indebtedness contains restrictions on our ability to incur additional indebtedness. If we are unable to secure additional financing, we could be forced to limit or suspend expansion, development and renovation projects and acquisitions, which may adversely affect our business, financial condition and results of operations.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses and compliance risks.

Changing laws and regulations relating to corporate governance and public disclosure, including SEC regulations, generally accepted accounting principles, and NASDAQ Global Select Market rules, are creating uncertainty for companies. These changing laws and regulations are subject to varying interpretations in many cases due to their lack of specificity, recent issuance and/or lack of guidance. As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. In addition, further regulation of financial institutions and public companies is possible. This could result in continuing uncertainty and higher costs regarding compliance matters. Due to our commitment to maintain high standards of compliance with laws and public disclosure, our efforts to comply with evolving laws, regulations and standards have resulted in and are likely to continue to result in increased general and administrative expense. In addition, we are subject to different parties’ interpretation of our compliance with these new and changing laws and regulations. A failure to comply with any of these laws or regulations could have a materially adverse effect on us. For instance, if our gaming authorities, the SEC, our independent auditors or our shareholders and potential shareholders conclude that our compliance with the regulations is unsatisfactory, this may result in a negative public perception of us, subject us to increased regulatory scrutiny, monetary penalties or otherwise adversely affect us.

Inclement weather and other casualty events could seriously disrupt our business and have a material adverse effect on our financial condition and results of operations.

The operations of our facilities are subject to disruptions or reduced patronage as a result of severe weather conditions, natural disasters and other casualty events. Because many of our gaming operations are located on or adjacent to bodies of water, these facilities are subject to risks in addition to those associated with land-based casinos, including loss of service due to casualty, forces of nature, mechanical failure, extended or extraordinary maintenance, flood, hurricane or other severe weather conditions. For example, in late August 2005, we closed Hollywood Casino Bay St. Louis in Bay St. Louis, Mississippi, Boomtown Biloxi in Biloxi, Mississippi and Hollywood Casino Baton Rouge in Baton Rouge, Louisiana in anticipation of Hurricane Katrina. Hollywood Casino Baton Rouge subsequently reopened on August 30, 2005. However, due to the extensive damage sustained, operations at Boomtown Biloxi and Hollywood Casino Bay St. Louis did not resume until June 29, 2006 and August 31, 2006, respectively. Additionally, on March 20, 2009, Empress Casino Hotel was closed following a fire that started in the land-based pavilion at the facility. On June 25, 2009, the casino barge was reopened with temporary land-based facilities. Many of our casinos operate in areas which are subject to periodic flooding that has caused us to experience decreased attendance and increased operating expenses. Any flood or other severe weather condition could lead to the loss of use of a casino facility for an extended period. For instance, Hollywood Casino Tunica was closed from May 1, 2011 to May 25, 2011 due to flooding. In terms of casualty events, on March 20, 2009, our Hollywood Casino Joliet was closed following a fire that started in the land-based pavilion at the facility. On June 25, 2009, the casino barge reopened with temporary land-based facilities, and we began construction of a new land-based pavilion, which opened in late December 2010.  In addition, on May 31, 2013, Hollywood Casino St. Louis sustained minor damage as a result of a tornado and was forced to close for approximately fourteen hours.

The extent to which we can recover under our insurance policies for damages sustained at our properties in the event of future inclement weather and other casualty events could adversely affect our business.

We maintain significant property insurance, including business interruption coverage, for these and other properties. However, there can be no assurances that we will be fully or promptly compensated for losses at any of our facilities in the event of future inclement weather or casualty events.

Our gaming operations rely heavily on technology services and an uninterrupted supply of electrical power. Our security systems and all of our slot machines are controlled by computers and reliant on electrical power to operate.

Any unscheduled disruption in our technology services or interruption in the supply of electrical power result in an immediate, and possibly substantial, loss of revenues due to a shutdown of our gaming operations. Such interruptions may occur as a result of, for example, a failure of our information technology or related systems, catastrophic events or rolling blackouts. Our systems are also vulnerable to damage or interruption from earthquakes, floods, fires, telecommunication failures, terrorist attacks, computer viruses, computer denial-of-service attacks and similar events.

Our operations in certain jurisdictions depend on management agreements and/or leases with third parties and local governments.

Our operations in several jurisdictions depend on land leases and/or management and development agreements with third parties and local governments. If we, or if GLPI in the case of leases pursuant to which we are the sub-lessee, are unable to renew these leases and agreements on satisfactory terms as they expire, our business may be disrupted and, in the event of disruptions in multiple jurisdictions, could have a material adverse effect on our financial condition and results of operations. For example, in Iowa, each gaming license is issued jointly to a gaming operator and a local charitable organization (“QSO”). The agreement between our gaming operator subsidiary in Iowa, Belle of Sioux City, L.P. (“Belle”), and its local QSO, Missouri River Historical Development, Inc. (“MRHD”), expired in early July 2012. An extension agreement with MRHD through March 2015 was signed by both parties; however, the validity of this agreement is currently the subject of a challenge by MRHD.  Furthermore, in April 2013, the Iowa Racing and Gaming Commission (“IRGC”) awarded a new gaming license to operate a land-based casino in Woodbury County to Sioux City Entertainment (“SCE”) and SCE is currently constructing a Hard Rock branded casino.  Belle has received notice from the IRGC denying its gaming license renewal.  Belle is challenging the denial, however, if Belle’s license is revoked, it will necessitate the eventual closure of Argosy Casino Sioux City. The IRGC has indicated that it intends to permit us to continue operations at our Sioux City facility until such time as the new casino opens to the public or until the appeals from the IRGC’s decision are exhausted, but not beyond. Similarly, in the Province of Ontario, through CHC Casinos, our indirectly wholly owned subsidiary, we manage Casino Rama, a full service gaming and entertainment facility, on behalf of the Ontario Lottery and Gaming Corporation (“OLGC”),

an agency of the Province of Ontario. Our current management agreement for Casino Rama, which initially expired in July 2011, has been extended on a month-to-month basis going forward with a 60-day notice period. The OLGC has periodically made statements about exploring other bids and privatization plans for our management contract. As a result, no assurance can be given as to how long the OLGC will continue to engage us to manage the property.

We are subject to environmental laws and potential exposure to environmental liabilities.

We are subject to various federal, state and local environmental laws and regulations that govern our operations, including emissions and discharges into the environment, and the handling and disposal of hazardous and non-hazardous substances and wastes. Failure to comply with such laws and regulations could result in costs for corrective action, penalties or the imposition of other liabilities or restrictions. From time to time, we have incurred and are incurring costs and obligations for correcting environmental noncompliance matters. To date, none of these matters have had a material adverse effect on our business, financial condition or results of operations; however, there can be no assurance that such matters will not have such an effect in the future.

We also are subject to laws and regulations that impose liability and clean-up responsibility for releases of hazardous substances into the environment. Under certain of these laws and regulations, a current or previous owner or operator of property may be liable for the costs of remediating contaminated soil or groundwater on or from its property, without regard to whether the owner or operator knew of, or caused, the contamination, as well as incur liability to third parties impacted by such contamination. The presence of contamination, or failure to remediate it properly, may adversely affect our ability to use, sell or rent property. Under our contractual arrangements with GLPI, including the Master Lease, we will generally be responsible for both past and future environmental liabilities associated with our gaming operations, notwithstanding ownership of the underlying real property having been transferred to GLPI.  Furthermore, we are aware that there is or may have been soil or groundwater contamination at certain of our properties resulting from current or former operations. Additionally, certain of the gaming chips used at many gaming properties, including some of ours, have been found to contain some level of lead. Analysis by third parties has indicated the normal handling of the chips does not create a health hazard. We have disposed of a majority of these gaming chips. To date, none of these matters or other matters arising under environmental laws has had a material adverse effect on our business, financial condition, or results of operations; however, there can be no assurance that such matters will not have such an effect in the future.

The concentration and evolution of the slot machine manufacturing industry could impose additional costs on us.

A majority of our revenues are attributable to slot machines operated by us at our gaming facilities. It is important, for competitive reasons, that we offer the most popular and up to date slot machine games with the latest technology to our customers.

A substantial majority of the slot machines sold in the U.S. in recent years were manufactured by a few select companies, and there has been recent consolidation activity within the gaming equipment sector, including the pending acquisition of WMS Industries Inc. by Scientific Games Corporation and the pending acquisition of SHFL Entertainment, Inc. by Bally Technologies, Inc.

In recent years, slot machine manufacturers have frequently refused to sell slot machines featuring the most popular games, instead requiring participation lease arrangements in order to acquire the machines. Participation slot machine leasing arrangements typically require the payment of a fixed daily rental. Such agreements may also include a percentage payment of coin-in or net win. Generally, a participation lease is substantially more expensive over the long term than the cost to purchase a new machine.

For competitive reasons, we may be forced to purchase new slot machines or enter into participation lease arrangements that are more expensive than our current costs associated with the continued operation of our existing slot machines. If the newer slot machines do not result in sufficient incremental revenues to offset the increased investment and participation lease costs, it could hurt our profitability.

We depend on agreements with our horsemen and pari-mutuel clerks.

The Federal Interstate Horseracing Act of 1978, as amended, the West Virginia Race Horse Industry Reform Act and the Pennsylvania Racing Act require that, in order to simulcast races, we have certain agreements with the horse owners and trainers at our West Virginia and Pennsylvania racetracks. In addition, West Virginia requires applicants seeking to renew their gaming license to demonstrate they have an agreement regarding the proceeds of the gaming machines with a representative of a majority of the horse owners and trainers, a representative of a majority of the pari-mutuel clerks and a representative of a majority of the horse breeders.

Effective February 1, 2012, we signed an agreement with the Pennsylvania Thoroughbred Horsemen at Penn National Race Course that will expire on January 31, 2016. We had a collective bargaining agreement with Local 137 of the Sports Arena Employees at Penn National Race Course with respect to pari-mutuel clerks, admissions and Telebet personnel which expired on December 31, 2011. In August 2012, Local 137 of the Sports Arena Employees announced that they entered into a “voluntary supervision” agreement with their international union, Laborers’ International Union of North America. We also have an agreement in place with Local 137 of the Sports Arena Employees with respect to pari-mutuel clerks and admission personnel at our OTWs that expired on August 31, 2013. Renewal discussions with Local 137’s successor have recently commenced in connection with both agreements.  At Hollywood Casino at Charles Town Races, we have an agreement with the track’s horse owners and trainers that expires on December 31, 2013. Renewal discussions are expected to begin in the near term. Hollywood Casino at Charles Town Races also has an agreement with the breeders that expires on June 30, 2014. The pari-mutuel clerks at Charles Town are represented under a collective bargaining agreement with the West Virginia Union of Mutuel Clerks, which expired on December 31, 2010 and has been extended on a month-to-month basis while negotiations are in process. Our agreement with the Maine Harness Horsemen Association at Bangor Raceway expired on December 31, 2012. We anticipate having a new agreement in place prior to the commencement of the next live racing meet which will occur in October 2013. Our agreement with the Ohio Harness Horsemen Association at Raceway Park expires on December 31, 2013, and our agreement with the Ohio Horsemen’s Protective and Benevolent Association at Beulah Park expires on December 31, 2013. Rosecroft Raceway entered into agreements with the Cloverleaf Standardbred Owners Association and Maryland Standardbred Breeder’s Association as of July 5, 2011, both of which expire on December 31, 2022, with provisions for earlier termination under certain conditions.

If we fail to present evidence of an agreement with the horsemen at a track, we will not be permitted to conduct live racing and export and import simulcasting at that track and OTWs and, in West Virginia, our video lottery license may not be renewed . In addition, our simulcasting agreements are subject to the horsemen’s approval. If we fail to renew or modify existing agreements on satisfactory terms, this failure could have a material adverse effect on our business, financial condition and results of operations.

Work stoppages, organizing drives and other labor problems could negatively impact our future profits.

Some of our employees are currently represented by labor unions. A lengthy strike or other work stoppages at any of our casino properties or construction projects could have an adverse effect on our business and results of operations. Given the large number of employees, labor unions are making a concerted effort to recruit more employees in the gaming industry. In addition, organized labor may benefit from new legislation or legal interpretations by the current presidential administration. Particularly, in light of current support for changes to federal and state labor laws, we cannot provide any assurance that we will not experience additional and more successful union organization activity in the future.

Risks Related to the Spin-Off

Our board of directors has reserved the right, in its sole discretion, to amend, modify or abandon the Spin-Off and the related transactions at any time prior to the date we effect the Spin-Off. In addition, the Spin-Off and related transactions are subject to the satisfaction or waiver (determined by our board of directors in its sole discretion) of a number of conditions. We cannot assure you that any or all of these conditions will be met.

Our board of directors has reserved the right, in its sole discretion, to amend, modify or abandon the Spin-Off and the related transactions at any time prior to the date we effect the Spin-Off. This means we may cancel or delay the Spin-Off if at any time our board of directors determines that the Spin-Off is not in our best interests. In addition, the Spin-Off and related transactions are subject to the satisfaction or waiver (by our board of directors in its sole discretion) of a number of conditions, including raising significant amounts of capital to finance the transactions necessary to consummate the Spin-Off.

We cannot assure you that any or all of these conditions will be met. The fulfillment of the conditions to the Spin-Off will not create any obligation on our part to effect the Spin-Off and the contemplated related transactions. Furthermore, the Spin-Off, whether or not consummated, may divert management’s attention from our operations and the pursuit of other potentially beneficial business opportunities as a result of which our results of operations or prospects could be adversely affected.

If the Spin-Off, together with certain related transactions, does not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, we could be subject to significant tax liabilities.

We have received a private letter ruling (the “IRS Ruling”) from the Internal Revenue Service (the “IRS”) substantially to the effect that, among other things, the Spin-Off, together with certain related transactions, will qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and/or 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”). The IRS Ruling does not address certain requirements for tax-free treatment of the Spin-Off under Section 355, and we expect to receive from our tax advisors a tax opinion substantially to the effect that, with respect to such requirements on which the IRS will not rule, such requirements will be satisfied. The IRS Ruling, and the tax opinions that we expect to receive from our tax advisors, relied on and will rely on, among other things, certain representations, assumptions and undertakings, including those relating to the past and future conduct of GLPI’s business, and the IRS Ruling and the opinions would not be valid if such representations, assumptions and undertakings were incorrect in any material respect.

Notwithstanding the IRS Ruling and the tax opinions, the IRS could determine the Spin-Off should be treated as a taxable transaction for U.S. federal income tax purposes if it determines any of the representations, assumptions or undertakings that were included in the request for the IRS Ruling are false or have been violated or if it disagrees with the conclusions in the opinions that are not covered by the IRS Ruling.

If the Spin-Off fails to qualify for tax-free treatment, in general, we would be subject to tax as if we had sold the GLPI common stock in a taxable sale for its fair market value.

Under the tax matters agreement that GLPI will enter into with us, GLPI generally will be required to indemnify us against any tax resulting from the Spin-Off to the extent that such tax resulted from (1) an acquisition of all or a portion of the equity securities or assets of GLPI, whether by merger or otherwise, (2) other actions or failures to act by GLPI, or (3) any of GLPI’s representations or undertakings being incorrect or violated. GLPI’s indemnification obligations to Penn and its subsidiaries, officers and directors will not be limited by any maximum amount. If GLPI is required to indemnify Penn or such other persons under the circumstance set forth in the tax matters agreement, GLPI may be subject to substantial liabilities and there can be no assurance that GLPI will be able to satisfy such indemnification obligations.

Our historical financial information may not be a reliable indicator of future results.

The historical financial statements included in our previous SEC filings may not reflect what our business, financial position or results of operations will be in the future after the Spin-Off. Significant changes will occur in our cost structure, financing and business operations as a result of our operation as a stand-alone company separate from GLPI and our entering into transactions with GLPI (and its subsidiaries) that have not existed historically, including the Master Lease.

After the Spin-Off, Peter M. Carlino, our Chairman, and David A. Handler, one of our directors, may have actual or potential conflicts of interest because of their positions at GLPI.

After the Spin-Off, Peter M. Carlino will serve as our Chairman and as the Chairman and Chief Executive Officer of GLPI. In addition, David A. Handler, one of our directors, will be a director nominee for GLPI. These overlapping positions could create, or appear to create, potential conflicts of interest when our or GLPI’s management and directors pursue the same corporate opportunities, such as greenfield development opportunities, or face decisions that could have different implications for us and GLPI. For example, potential conflicts of interest could arise in connection with the resolution of any dispute between us and GLPI (or its subsidiaries) regarding the terms of the agreements governing the separation and the relationship, such as pursuant to the Master Lease, thereafter between us and GLPI. Potential conflicts of interest could also arise if we and GLPI enter into any commercial arrangements with each other in the future.

The Spin-Off could give rise to disputes or other unfavorable effects, which could have a material adverse effect on our business, financial position or results of operations.

Disputes with third parties could arise out of the Spin-Off, and we could experience unfavorable reactions to the Spin-Off from employees, shareholders, lenders, ratings agencies, regulators or other interested parties. These disputes and reactions of third parties could lead to additional legal proceedings being instituted against us and those lawsuits could result in settlements or liability for damages which could have a material adverse effect on our business, financial position or results of operations. In addition, following the Spin-Off, disputes between us and GLPI (and its subsidiaries) could arise in connection with any of the agreements that we will enter into with GLPI in connection with the Spin-Off, including the Master Lease, a separation and distribution agreement (the “separation and distribution agreement”), a tax matters agreement, a transition services agreement or other agreements.

In connection with the Spin-Off, GLPI will indemnify us for certain liabilities. However, there can be no assurance that these indemnities will be sufficient to insure us against the full amount of such liabilities, or that GLPI’s ability to satisfy its indemnification obligation will not be impaired in the future.

Pursuant to the separation and distribution agreement, GLPI will agree to indemnify us for certain liabilities. However, third parties could seek to hold us responsible for any of the liabilities that GLPI will agree to retain, and there can be no assurance that GLPI will be able to fully satisfy its indemnification obligations. Moreover, even if we ultimately succeed in recovering from GLPI any amounts for which we are held liable, we may be temporarily required to bear these losses while seeking recovery from GLPI.

A court could deem the distribution in the Spin-Off to be a fraudulent conveyance and void the transaction or impose substantial liabilities upon us.

A court could deem the distribution of GLPI common shares or certain internal restructuring transactions undertaken by us in connection with the Spin-Off to be a fraudulent conveyance or transfer. Fraudulent conveyances or transfers are defined to include transfers made or obligations incurred with the actual intent to hinder, delay or defraud current or future creditors or transfers made or obligations incurred for less than reasonably equivalent value when the debtor was insolvent, or that rendered the debtor insolvent, inadequately capitalized or unable to pay its debts as they become due. In such circumstances, a court could void the transactions or impose substantial liabilities upon us, which could adversely affect our financial condition and our results of operations. Among other things, the court could require our shareholders to return to us some or all of the shares of our common stock issued in the distribution or require us to fund liabilities of other companies involved in the restructuring transactions for the benefit of creditors. Whether a transaction is a fraudulent conveyance or transfer will vary depending upon the laws of the applicable jurisdiction.

If we and GLPI are treated by the IRS as being under common control, both we and GLPI could experience adverse tax consequences.

If we and GLPI are treated by the IRS as being under common control, the IRS will be authorized to reallocate income and deductions between us and GLPI to reflect arm’s length terms. Were the IRS successfully to establish that rents paid by us to GLPI are excessive, (1) we would be denied a deduction for the excessive portion and (2) we would be subject to a penalty on the portion deemed excessive, each of which could have a material adverse effect on our business, financial position or results of operations. In addition, our shareholders would be deemed to have received a distribution that was then contributed to the capital of GLPI.

Risks Related to our Capital Structure

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under our outstanding indebtedness.

Following the consummation of the Spin-Off, we will have a significant amount of indebtedness. On a pro forma basis, as of June 30, 2013, we would have had total indebtedness of $1,068 million and total shareholders’ equity of $1,030 million.

Our substantial indebtedness could have important consequences to our financial health. For example, it could:

•                  make it more difficult for us to satisfy our obligations with respect to our indebtedness;

•                  increase our vulnerability to general adverse economic and industry conditions or a downturn in our business;

•                  require us to dedicate a substantial portion of our cash flow from operations to debt service, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•                  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•                  place us at a competitive disadvantage compared to our competitors that are not as highly leveraged;

•                  limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds; and

•                  result in an event of default if we fail to satisfy our obligations under our indebtedness or fail to comply with the financial and other restrictive covenants contained in our debt instruments, which event of default could result in all of our debt becoming immediately due and payable and could permit certain of our lenders to foreclose on any of our assets securing such debt.

Any of the above listed factors could have a material adverse effect on our business, financial condition and results of operations. The terms of  the debt expected to be incurred in connection with the Spin-Off are not expected to, and any future debt may not, fully prohibit us from incurring additional debt, including debt related to facilities we develop or acquire. If new debt is added to our current debt levels, the related risks that we now face could intensify.

Our indebtedness imposes restrictive covenants on us that could limit our operations and lead to events of default if we do not comply with those covenants.

Our new credit facilities are expected to require us, among other obligations, to maintain specified financial ratios and to satisfy certain financial tests, including interest coverage, senior secured net leverage and total net leverage ratios. In addition, our new credit facilities are expected to restrict, among other things, our ability to incur additional indebtedness, incur guarantee obligations, repay certain other indebtedness or amend debt instruments, pay dividends, create liens on our assets, make investments, make acquisitions, engage in mergers or consolidations, engage in certain transactions with subsidiaries and affiliates or otherwise restrict corporate activities.  In addition, other debt financing that we expect to enter into in connection with the Spin-Off is expected to restrict, among other things, our ability to incur additional indebtedness (excluding certain indebtedness under our new credit facilities), issue certain preferred stock, pay dividends or distributions on our capital stock or repurchase our capital stock, make certain investments, create liens on our assets to secure certain debt, enter into transactions with affiliates, merge or consolidate with another company, transfer and sell assets and designate our subsidiaries as unrestricted subsidiaries. A failure to comply with the restrictions contained in the documentation governing any of our indebtedness could lead to an event of default thereunder that could result in an acceleration of such indebtedness. Such an acceleration would likely constitute an event of default under our other indebtedness, which event of default could result in all of our debt becoming immediately due and payable and could permit certain of our lenders to foreclose on any of our assets securing such debt.

To service our indebtedness, we will require a significant amount of cash, which depends on many factors beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our new credit facilities in amounts sufficient to enable us to fund our liquidity needs, including with respect to our indebtedness.  We also may incur indebtedness related to facilities we develop or acquire prior to generating cash flow from those facilities.  If those facilities do not provide us with cash flow to service that indebtedness, we will need to rely on cash flow from our other properties, which would increase our leverage. In addition, if we consummate significant acquisitions in the future, our cash requirements may increase significantly. As we are required to, or expected to be required to, satisfy amortization requirements under our new credit facilities or as other debt matures, we may also need to raise funds to refinance all or a portion of our debt. We cannot assure you that we will be able to refinance any of our debt, including our new credit facilities and other debt that we expect to incur in connection with the Spin-Off, on attractive terms, commercially reasonable terms or at all. Our future operating performance and our ability to service, extend or refinance our debt will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.

The price of our common stock may fluctuate significantly.

Our stock price may fluctuate in response to a number of events and factors, such as variations in operating results, actions by various regulatory agencies and legislatures, litigation, operating competition, market perceptions, progress with respect to potential acquisitions, changes in financial estimates and recommendations by securities analysts, the actions of rating agencies, the operating and stock price performance of other companies that investors may deem comparable to us, and news reports relating to trends in our markets or general economic conditions.  In addition, our stock price may exhibit increased volatility after the Spin-Off given the significant change in our corporate structure and management and the decrease in our cash flows that will occur after the Spin-Off.